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                                                              EXHIBIT 10.2(5)

                                BELO SUPPLEMENTAL
                            EXECUTIVE RETIREMENT PLAN

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000


     1. PURPOSE. The purpose of the Supplemental Executive Retirement Plan is to provide certain employees of Belo and its subsidiaries with a targeted level of retirement income upon retirement or other termination of employment. The provisions of the Plan as amended and restated effective January 1, 2000 will apply to each employee who is a participant in the Plan on and after such date. Benefits under the Plan for participants who retired or otherwise terminated employment prior to such date will be determined under the terms of the Plan as in effect on December 31, 1999.

     2. DEFINITIONS. The following definitions are used throughout the Plan.

          (a) "Belo" means A. H. Belo Corporation, a Delaware corporation. The term "Belo subsidiary" means (i) any corporation of which at least 80% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by Belo, (ii) any partnership of which at least 80% of the profits interest or capital interest is owned directly or indirectly by Belo and (iii) any other entity of which at least 80% of the total equity interest is owned directly or indirectly by Belo.

          (b) "Board of Directors" means the Board of Directors of Belo.

          (c) "Cause" means any intentional act of fraud, embezzlement, or theft committed by a Participant in the course of the Participant's employment by Belo or any Belo subsidiary or any intentional misconduct engaged in by the Participant which is materially injurious to the business, reputation or property of Belo or any Belo subsidiary.

          (d) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

          (e) "Committee" means the Compensation Committee of the Board of Directors or any successor committee appointed by the Board of Directors to administer the Plan.

          (f) "Effective Date" means January 1, 2000.

          (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (h) "Final Monthly Compensation" means the final monthly compensation of a Participant as determined under the provisions of the Pension Plan except that (i) the limitation on compensation under Section 401(a)(17) of the Code will not be taken into account and (ii) with respect to a Participant who participates in a Belo incentive compensation plan, compensation paid after 1999 will include the amount of the Participant's target incentive cash compensation under such incentive compensation plan rather than the amount of the actual incentive cash compensation payment.


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          (i) "Participant" means an employee who is eligible to receive benefits under the Plan. The term "Participant" will include the beneficiary of a deceased Participant, unless the context clearly requires a different interpretation.

          (j) "Pension Plan" means The G. B. Dealey Retirement Pension Plan, as amended from time to time, which is a defined benefit pension plan that is sponsored by Belo and is intended to qualify under Section 401(a) of the Code.

          (k) "Plan" means the Belo Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.

          (l) "Plan Year" means the calendar year.

          (m) "Restoration Benefit" means the Target Benefit described in
Section 5 or Section 6 and the benefit described in Section 7.

          (n) "Supplemental Retirement Benefit" means the Target Benefit described in Section 4.

          (o) "SRP" means The Providence Journal Company Supplemental Retirement Plan.

          (p) "Target Benefit" means the retirement benefit that is projected for a Participant under Section 4, Section 5 and Section 6, whichever apply, solely for purposes of determining the contributions to be credited to the Participant's account under Section 8(a).

     3. ELIGIBILITY. The Committee will designate from time to time those employees of Belo or any Belo subsidiary who are eligible to participate in the Plan with respect to the Supplemental Retirement Benefit or one or more Restoration Benefits. If the Committee designates an employee who has an accrued benefit under the SRP, such employee will be eligible to participate in the Plan only if he agrees in writing to transfer to the Plan his entire benefit under the SRP and to relinquish any benefit that would otherwise be payable from the SRP. An employee who has been designated as eligible to participate in the Plan will cease to be eligible for future benefits as of any date specified by the Committee, subject to the provisions of Section 8(d).

     4. SUPPLEMENTAL RETIREMENT BENEFIT. (a) As soon as practicable after an employee becomes a Participant with respect to the Supplemental Retirement Benefit, the Committee will determine the Participant's projected annual Final Monthly Compensation on the assumption that the Participant will remain employed by Belo or a Belo subsidiary through the last day of the month in which the Participant attains age 65.

          (b) The Committee will also determine the projected annual retirement benefit that will be paid to the Participant under the terms of the Pension Plan as a straight-life annuity on the assumption that the Participant will remain employed by Belo or a Belo subsidiary through the last day of the month in which the Participant attains age 65 and will begin to receive retirement


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benefits immediately thereafter. If a Participant is not an active participant in the Pension Plan, the Committee will determine the projected annual retirement benefit that would be paid to the Participant as if the Participant were an active participant in the Pension Plan, on the basis of the assumptions set forth in the preceding sentence and such years of benefit accrual service as the Committee determines should be credited to the Participant for this purpose.

          (c) The Target Benefit for each Participant under this Section will be an annual benefit payable as a straight-life annuity, beginning on the first day of the month immediately following the month in which the Participant attains age 65, in an amount equal to the greater of:

          (i) 60% of the Participant's annual Final Monthly Compensation determined under Section 4(a) reduced (but not below zero) by 100% of the Participant's projected annual retirement benefit determined under
          Section 4(b), multiplied by a fraction (not to exceed one) the numerator of which is the number of years of Plan participation that the Participant will have completed if the Participant participates continuously in the Plan until reaching age 65 and the denominator of which is 10; and

          (ii) a projected annual benefit calculated in the same manner as the Restoration Benefit under Section 5.

     5. RESTORATION BENEFIT - ACTIVE PENSION PLAN PARTICIPANTS. (a) As soon as practicable after an employee becomes a Participant with respect to the Restoration Benefit under this Section, the Committee will determine (i) the amount of the Participant's projected annual Final Monthly Compensation on the assumption that the Participant will remain employed by Belo or a Belo subsidiary through the last day of the month in which the Participant attains age 65 and (ii) the annual retirement benefit that would be paid to the Participant from the Pension Plan based on such projected annual Final Monthly Compensation, and without regard to any limitation on benefits under Section 415 of the Code, in the form of a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65.

          (b) The Committee will also determine the projected annual retirement benefit that will be paid to the Participant under the terms of the Pension Plan as a straight-life annuity on the assumption that the Participant will remain employed by Belo or a Belo subsidiary through the last day of the month in which the Participant attains age 65 and will begin to receive retirement benefits immediately thereafter.

          (c) The Target Benefit for each Participant under this Section will be an annual benefit payable as a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65 in an amount equal to the difference between the annual benefit determined under Section 5(a) and the annual benefit determined under Section 5(b), multiplied by a fraction (not to exceed one) the numerator of which is the number of years of Plan participation that the Participant will have completed if the Participant participates continuously in the Plan until reaching age 65 and the denominator of which is 10.


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     6. RESTORATION BENEFIT - INACTIVE PENSION PLAN PARTICIPANTS. The Target
Benefit for a Participant who has ceased to participate in the Pension Plan will be an annual benefit payable as a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65 in an amount equal to the difference between (i) the Participant's accrued annual benefit under the Pension Plan payable as a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65 and determined without regard to any limitation under Section 401(a)(17) or Section 415 of the Code and (ii) the accrued annual benefit that will actually be paid to the Participant under the Pension Plan as a straight-life annuity beginning on the first day of the month immediately following the month in which the Participant attains age 65.

     7. RESTORATION BENEFIT - DEFINED CONTRIBUTION PLAN PARTICIPANTS. The Restoration Benefit for a Participant who is participating in a defined contribution plan sponsored by Belo or any Belo subsidiary and who is entitled to receive an allocation of an employer contribution under such plan other than an employer matching contribution will be an amount equal to the difference between (i) the amount of the employer contribution other than an employer matching contribution that would be allocable to the Participant for any calendar year determined without regard to any limitation under Section 401(a)(17) or Section 415 of the Code and (ii) the amount of such employer contribution that is actually allocated to the Participant for the calendar year.

     8. PARTICIPANT ACCOUNTS; CONTRIBUTION AND EARNINGS CREDITS. (a) The Committee will determine the amount Belo would be required to contribute each Plan Year on behalf of a Participant in order to fully fund the Participant's Target Benefit under the Plan as of the last day of the month in which the Participant attains age 65 (or, if earlier with respect to the Target Benefit described in Section 6, the last day of the Participant's tenth year of participation in the Plan) and will also determine the amount required to fund the Participant's Restoration Benefit, if any, under Section 7. Belo will establish on its books an account for each Participant and will credit annually to each Participant's account the amount of the contribution determined by the Committee as necessary to fund the Participant's Target Benefit and the Restoration Benefit described in Section 7, if any, plus earnings on such contributions determined by applying the earnings factor specified by the Committee. Beginning in 2000, the Committee will review no less frequently than once every three years the assumptions used in determining each Participant's Target Benefit and the balance credited to each Participant's account and in its discretion may make any changes to the contribution and earnings credits to a Participant's account that it determines are appropriate as a result of such review.

          (b) With respect to a Participant who has agreed to the transfer of his SRP benefit to the Plan, the value of the Participant's SRP benefit will be credited to the Participant's account as the opening balance of the account and will be taken into account in determining the amount Belo would be required to contribute to fund the Participant's Target Benefit. The value of the Participant's SRP benefit for this purpose will be equal to the cash contribution made by Belo in February 1997 to Fleet National Bank, as trustee of the Belo Holdings, Inc. Benefits Trust, to fully fund the Participant's SRP benefit, as adjusted for investment gains and losses through December 31, 1999.


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          (c) Notwithstanding the provisions of Section 8(a), if Belo with the concurrence of the Committee either invests corporate funds in investments that are designated for the purpose of providing a Participant's Plan benefit or establishes a trust described in Section 13(c) for the purpose of providing Plan benefits, the actual earnings of such corporate or trust fund investments will be credited to the Participant's account instead of the earnings produced by the Committee's earnings factor, even though such actual earnings may be more or less than the earnings that would be credited using the earnings factor specified by the Committee. For purposes of this provision, the Belo Holdings, Inc. Benefits Trust established on February 28, 1997, with Fleet National Bank, as trustee, will be a trust described in Section 13(c) with respect to a Participant described in Section 8(b).

          (d) Annual contributions will be credited to the Participant's account as of a date selected by Belo, but not later than 90 days after the end of the Plan Year for which the contribution is to be credited. Except as otherwise provided in this Section 8(d), contributions will be credited for each full Plan Year in which the Participant participates in the Plan. If a Participant first becomes eligible to participate on a date other than the first day of the Plan Year or attains age 65, retires or otherwise terminates employment or ceases to be eligible for future benefits on a date other than the last day of the Plan Year, the Committee will determine whether any contributions are to be credited for such Plan Year and the amount of any such contributions. For purposes of the Plan, a Participant who becomes eligible for benefits under any long term disability plan maintained by Belo or any Belo subsidiary will be regarded as having terminated employment on the date as of which disability benefits begin. Earnings will continue to be credited to a Participant's account until the Participant's Plan benefit is paid, even though contributions cease to be credited as of an earlier date.

          (e) In addition to the contribution credits described in Section 8(a), there will be credited to the account of each employee who is a Participant on the Effective Date, and who was a participant in the Management Security Plan of
A. H. Belo Corporation and Affiliated Companies ("MSP") on December 31, 1999, an additional amount equal to the Participant's lump sum benefit under the MSP (as determined under the provisions of the MSP as amended in December 1999), plus such additional amounts, if any, as are set forth on Exhibit A to the Plan. The Participant's lump sum benefit under the MSP will be credited to the Participant's account as of the Effective Date, and the additional amounts will be credited as of the dates set forth on Exhibit A. Earnings will be credited to these additional amounts in the same manner as all other amounts credited to the Participant's account. All amounts credited to a Participant's account under this Section 8(e) will be used to fund the Participant's Target Benefit and will not be used to provide a benefit in addition to the Target Benefit.

          (f) Notwithstanding the Target Benefit set forth in Section 4, Section 5 or Section 6, whichever applies, each Participant's actual Plan benefit as of any time will be the balance of the Participant's account described in this Section.

     9. VESTING. Subject to the rights of general creditors as set forth in
Section 13 and the right of Belo to discontinue the Plan as provided in Section 16, a Participant will be vested in his Target Benefit to the same extent that he has a vested interest in his employer-provided benefit under the Pension Plan (or would have a vested interest in such benefit, as determined by the Committee, if he were a participant in the Pension Plan) and will be vested in his Restoration


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Benefit described in Section 7, to the same extent that he has a vested interest in his employer-provided benefit under the Belo defined contribution plan, unless the Participant's employment with Belo or any Belo subsidiary is terminated for Cause. If a Participant is terminated for Cause, the Participant's Plan benefit will be forfeited and the Participant will not be entitled to any benefit under the Plan. In addition, a Participant will be fully vested in his Plan benefit if he dies or becomes eligible for benefits under any long term disability plan maintained by Belo or any Belo subsidiary.

     10. COMMENCEMENT OF BENEFITS. Payment of a Participant's vested interest in his Plan benefit will be made or will begin as soon as practicable following the Participant's termination of employment unless the Participant elects in writing at least six months prior to termination of employment, in accordance with procedures established by the Committee, to defer payment of his benefit to a later date (but not later than the first day of the month following attainment of age 65). A Participant's election to defer payment of his benefit to a later date will be irrevocable and may not be changed after it has been received by the Committee.

     11. FORM OF BENEFITS. (a) A Participant's Plan benefit will be paid in a single lump sum payment, unless the Participant elects in writing at least six months prior to his termination of employment, in accordance with procedures established by the Committee, to receive his Plan benefit in one of the following optional forms, each of which will be actuarially equivalent to the Participant's account balance as of the date of benefit commencement: (i) a joint and survivor annuity that pays monthly benefits for the life of the Participant and on the death of the Participant pays 50% of such monthly benefit to the spouse to whom the Participant was married when annuity payments began, if such spouse survives the Participant, for the life of such spouse; (ii) a straight-life annuity that pays monthly benefits for the life of the Participant and pays no further benefits following the Participant's death; or (iii) an annuity that pays monthly benefits for the life of the Participant and in the event that the Participant dies before 120 monthly benefit payments have been made, continues to pay monthly payments in the same amount to the beneficiary designated by the Participant before benefit payments began, until a total of 120 monthly payments have been made to the Participant and the Participant's beneficiary.

          (b) Any annuity elected by a Participant or by a beneficiary pursuant to Section 12 will be paid from the Participant's account established under
Section 8, and Belo will not purchase any form of annuity contract from an insurance company or other third party. In the event the balance of the Participant's account is insufficient to continue the monthly payments being made under the form of annuity elected by the Participant or beneficiary (because the individual receiving the payments outlives the life expectancy used in determining the amount of the monthly payments or because of any other reason), Belo will credit such additional amounts to the Participant's account as may be necessary to provide to the Participant or beneficiary the remaining payments due under the annuity. Upon the death of both the Participant and beneficiary, any balance remaining in the Participant's account will revert to Belo and may be used by Belo for any purpose.

          (c) A Participant or beneficiary who is receiving monthly annuity payments may elect at any time to receive in a single lump sum payment an amount equal to 90% of the actuarially equivalent value of the unpaid portion of the annuity.

          (d) In determining the actuarial equivalence of forms of benefit under this Section, the Committee will adopt from time to time such actuarial assumptions and other factors as it determines to be appropriate.

     12. DEATH BENEFITS. (a) Upon the death of a Participant who is receiving a Plan benefit, the Plan benefit will continue to be paid (if at all) in accordance with the form of payment elected by the Participant under Section 11.

          (b) If a Participant who is entitled to receive a Plan benefit dies before payment of such benefit begins, the Plan benefit will be paid as a death benefit to the beneficiary designated by the Participant (who may or may not be the Participant's spouse) in accordance with procedures established by the Committee or, in the event the Participant has not designated any beneficiary, to the Participant's surviving spouse, if any, and if none, to the Participant's estate. The death benefit payable pursuant to this Section will be paid in a lump sum payment as soon as practicable after the Participant's death. In addition, if a Participant listed on Exhibit B to the Plan dies before terminating employment, the Participant's beneficiary will also be paid an insured death benefit in the amount set forth on Exhibit B for the year in which the Participant's death occurs.

     13. FUNDING OF BENEFITS. (a) The Plan will be unfunded. All benefits payable to a Participant under the Plan will be paid from the general assets of Belo or any Belo subsidiary that employed the Participant, and nothing contained in the Plan will require Belo or any Belo subsidiary to set aside or hold in trust any funds for the benefit of a Participant, who will have the status of a general unsecured creditor with respect to the obligation of Belo to make payments under the Plan. Any funds of Belo or any Belo subsidiary available to pay benefits under the Plan will be subject to the claims of general creditors of Belo or such subsidiary and may be used for any purpose by Belo or such subsidiary.

          (b) If the Plan benefit payable to a Participant is attributable to periods of employment with Belo and/or one or more subsidiaries of Belo, the Committee may allocate liability for the payment of the benefit among Belo and one or more subsidiaries in any manner the Committee, in its sole discretion, determines to be appropriate.

          (c) Notwithstanding the provisions of Section 13(a), Belo may, at the direction and in the absolute discretion, of the Committee, transfer to the trustee of one or more trusts established for the benefit of one or more Participants assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust will at all times be subject to the claims of general unsecured creditors of Belo and the subsidiaries of Belo, and no Participant will at any time have a prior claim to such assets. To the extent that Plan benefits are paid from any such trust, Belo and each Belo subsidiary will be relieved of all liability for such Plan benefits.

     14. ADMINISTRATION OF THE PLAN. (a) The Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the


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Committee deems desirable to carry the purpose of the Plan, (ii) resolve all questions relating to the eligibility of employees to become Participants, (iii) determine the amount of benefits payable to Participants and authorize and direct Belo with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee may, from time to time, delegate to one or more of its members and to any other persons any of its rights, duties and responsibilities with respect to the administration of the Plan and may terminate any such delegation upon such notice as the Committee determines to be appropriate.

          (b) In determining the amount of a Participant's Target Benefit under the Plan, the Committee will adopt, with the advice of actuaries or such other consultants as it may select, such assumptions as in its sole discretion it determines to be necessary, desirable or appropriate as to interest rates, mortality, rates of inflation, increases in Participant compensation and any other matter that the Committee deems relevant in making the calculations required under the Plan. The Committee may revise any such assumptions from time to time to the extent that the Committee deems necessary, desirable or appropriate, and any such revised assumptions will be taken into account in determining the amount of future contribution credits required to provide a Participant's Plan benefit. The Committee's determinations made under Sections 4, 5, 6 and 7 will be binding and conclusive on Belo and on each Participant

          (c) Any action taken or determination made by the Committee will, except as otherwise provided in Section 15 below, be conclusive on all parties. No member of the Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.

     15. CLAIMS PROCEDURE. (a) If a Participant does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

          (b) Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

          (c) A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee. An appeal must be submitted in writing within six months after the denial and must
(i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

     16. MISCELLANEOUS. (a) Nothing in the Plan will confer upon a Participant the right to continue in the employ of Belo or any Belo subsidiary or will limit or restrict the right of Belo or any Belo subsidiary to terminate the employment of a Participant at any time with or without cause.

          (b) Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be subject to the debts, liabilities or torts of a Participant.

          (c) The Plan may be amended at any time by the Committee provided such amendment does not have the effect of increasing, directly or indirectly, the benefit of any Participant. The Plan may also be amended or terminated by the Board of Directors at any time. No action taken by the Committee or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant's account balance as of the date of such action.

          (d) The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition, in the absolute discretion of the Committee, the benefit of each Participant accrued under such balance of the Plan on the date of termination will be paid immediately to such Participant in a single lump sum cash payment.

          (e) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.

          (f) THE PLAN WILL BE CONSTRUED AND GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND, TO THE EXTENT NOT PREEMPTED BY SUCH FEDERAL LAW, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, INCLUDING WITHOUT LIMITATION, THE TEXAS STATUTE OF LIMITATIONS, BUT WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.


     Executed at Dallas, Texas, this 16th day of December, 1999.


                                             A. H. BELO CORPORATION



                                             By  /s/ MARIAN SPITZBERG
                                                --------------------------------
                                                 Name:  Marian Spitzberg
                                                      --------------------------
                                                 Title:  Secretary
                                                       -------------------------